                                TIME WARNER INC.




                            $[ ] Subordinated Notes
                             due December 23, 1997





                                   INDENTURE




                            Dated as of June , 1995





                                [                ],
                         a [New York banking] corporation,
                                    Trustee

                               TABLE OF CONTENTS



                                                                           Page
                                                                           ----
                                   ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.    Definitions..............................................     1
SECTION 1.02.    Other Definitions........................................     4
SECTION 1.03.    Incorporation by Reference of Trust
                   Indenture Act..........................................     5
SECTION 1.04.    Rules of Construction....................................     6


                                   ARTICLE II

                                   The Notes

SECTION 2.01.    Form and General Terms...................................     6
SECTION 2.02.    Execution and Authentication.............................     7
SECTION 2.03.    Registrar and Paying Agent...............................     7
SECTION 2.04.    Paying Agent to Hold Money in
                   Trust..................................................     8
SECTION 2.05.    Notesholder Lists........................................     8
SECTION 2.06.    Transfer and Exchange....................................     8
SECTION 2.07.    Replacement Notes........................................     9
SECTION 2.08.    Outstanding Notes........................................     9
SECTION 2.09.    Temporary Notes..........................................    10
SECTION 2.10.    Cancelation..............................................    10
SECTION 2.11.    Defaulted Interest.......................................    10
SECTION 2.12.    Global Note..............................................    11


                                  ARTICLE III

                                   Redemption

SECTION 3.01.    Optional Redemption Distribution.........................    12
SECTION 3.02.    Selection of Notes To Be Redeemed........................    12
SECTION 3.03.    Special Event Redemption
                   or Distribution........................................    13



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                                                                               2








SECTION 3.04.    Notice of Redemption.....................................    15
SECTION 3.05.    Effect of Notice of Redemption...........................    16


                                   ARTICLE IV

                                   Covenants

SECTION 4.01.    Payment of Notes.........................................    17
SECTION 4.02.    SEC Reports..............................................    17
SECTION 4.03.    Compliance Certificate...................................    17


                                   ARTICLE V

                             Successor Corporation

SECTION 5.01.    When Corporation May Merge, etc..........................    18


                                   ARTICLE VI

                             Defaults and Remedies

SECTION 6.01.    Events of Default........................................    18
SECTION 6.02.    Acceleration.............................................    20
SECTION 6.03.    Other Remedies...........................................    20
SECTION 6.04.    Waiver of Past Defaults..................................    20
SECTION 6.05.    Control of Majority......................................    20
SECTION 6.06.    Limitation on Suits......................................    21
SECTION 6.07.    Rights of Holders To Receive
                   Payment................................................    21
SECTION 6.08.    Collection Suit by Trustee...............................    21
SECTION 6.09.    Trustee May File Proofs of Claim.........................    22
SECTION 6.10.    Priorities...............................................    22
SECTION 6.11.    Undertaking for Costs....................................    23


                                  ARTICLE VII

                                    Trustee

SECTION 7.01.    Duties of Trustee........................................    23
SECTION 7.02.    Rights of Trustee........................................    25
SECTION 7.03.    Individual Rights of Trustee, etc........................    25
SECTION 7.04.    Trustee's Disclaimer.....................................    25
SECTION 7.05.    Notice of Defaults.......................................    25
SECTION 7.06.    Reports by Trustee to Holders............................    25





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                                                                               3








SECTION 7.07.    Compensation and Indemnity...............................    25
SECTION 7.08.    Replacement of Trustee...................................    26
SECTION 7.09.    Successor Trustee by Merger, etc.........................    27
SECTION 7.10.    Eligibility; Disqualification............................    27
SECTION 7.11.    Preferential Collection of Claims
                    Against Corporation...................................    28


                                  ARTICLE VIII

                                   [Reserved]


                                   ARTICLE IX

                      Amendments, Supplements and Waivers

SECTION 9.01.    Without Consent of Holders...............................    28
SECTION 9.02.    With Consent of Holders..................................    28
SECTION 9.03.    Compliance with Trust Indenture
                    Act...................................................    29
SECTION 9.04.    Revocation and Effect of Consents........................    29
SECTION 9.05.    Notation on or Exchange of Notes.........................    30
SECTION 9.06.    Trustee To Sign Amendments, etc..........................    30


                                   ARTICLE X

                                 Exchange Right

SECTION 10.01.   Exchange Right...........................................    30
SECTION 10.02.   Maturity.................................................    31
SECTION 10.03.   Optional Redemption and Special
                   Event Redemption ......................................    31
SECTION 10.04.   Definitions..............................................    32
SECTION 10.05.   Notice of Exercise.......................................    33
SECTION 10.06.   Delivery of Exchange
                    Property; Effect on Holders...........................    34
SECTION 10.07.   Fractional Shares........................................    34
SECTION 10.08.   Adjustment of Exchange Rate..............................    35
SECTION 10.09.   Notice of Certain Events.................................    47

                                   ARTICLE XI

                                 Subordination

SECTION 11.01.   Agreement to Subordinate.................................    48
SECTION 11.02.   Certain Definitions......................................    48
SECTION 11.03.   Liquidation, Dissolution,
                    Bankruptcy............................................    49
SECTION 11.04.   Default on Senior Debt...................................    51
SECTION 11.05.   Disputes with Holders of Certain
                    Senior Debt...........................................    52
SECTION 11.06.   Acceleration of Notes....................................    53
SECTION 11.07.   When Distribution Must Be Paid
                    Over..................................................    53
SECTION 11.08.   Relative Rights..........................................    53
SECTION 11.09.   Subordination May Not Be Impaired
                    by Corporation........................................    54
SECTION 11.10.   Distribution or Notice to
                    Representative........................................    54
SECTION 11.11.   Rights of Trustee and Paying
                    Agent.................................................    54
SECTION 11.12.   Notice to Trustee........................................    55
SECTION 11.13.   Trustee Not a Fiduciary..................................    55


                                  ARTICLE XII

                                 Miscellaneous

SECTION 12.01.   Trust Indenture Act Controls.............................    55
SECTION 12.02.   Notices..................................................    56
SECTION 12.03.   Communication by Holders with Other
                    Holders...............................................    56
SECTION 12.04.   Certificate and Opinions as to
                    Conditions Precedent..................................    56
SECTION 12.05.   Statements Required in Certificate
                    or Opinion............................................    57
SECTION 12.06.   When Treasury Notes Disregarded..........................    57
SECTION 12.07.   Rules by Trustee, Paying Agent,
                    and Registrar.........................................    58
SECTION 12.08.   Business Day.............................................    58
SECTION 12.09.   Governing Law............................................    58
SECTION 12.10.   No Adverse Interpretation of Other
                    Agreements............................................    58
SECTION 12.11.   No Recourse Against Others...............................    58
SECTION 12.12.   Successors...............................................    58
SECTION 12.13.   Duplicate Originals......................................    59

SIGNATURES      ..........................................................    59


Exhibit A       Form of Note





































- --------------------

Notes: This Table of Contents shall not, for any purposes, be deemed to be a part of the Indenture.

                                    INDENTURE  dated as of June , 1995,  between
                           TIME WARNER INC., a Delaware corporation (the "Corporation"), and [ ], a [New York banking] corporation (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's [ ]% Subordinated Notes due December 23, 1997 (the "Notes"):


                                   ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Board of Directors" means (i) the board of directors of the Corporation, (ii) any duly authorized committee of such board, (iii) any committee of officers of Time Warner or (iv) any officer of Time Warner acting, in the case of (iii) or (iv), pursuant to authority granted by the board of directors of Time Warner or any committee of such board.

                  "Business Day" means any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

                  "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) stock issued by that corporation.

                  "Common   Securities"   means  the   securities   representing
undivided beneficial interests in the assets of the Trust, having the terms set forth in Exhibit C to the Declaration.

                  "Common Stock" shall mean the class of Common Stock, par value $1.00 per share, of the Corporation authorized at the date of the Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, and in any such case including any shares thereof authorized after the date of this Indenture.

                  "Corporation" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

                  Declaration" means the [Amended and Restated] Declaration of Trust, dated as of June , 1995 among the trustees of the Trust named therein, the Corporation, as Sponsor, and the holders from time to time of the Preferred Securities.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Hasbro" means Hasbro, Inc., a Rhode Island corporation.

                  "Hasbro Common Stock" means that shares of common stock, par value $.50 per share, of Hasbro as it exists on the date of this First Supplemental Indenture or any other shares of Capital Stock of Hasbro into which the Hasbro Common Stock shall be reclassified or changed.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books. All references to Holders of a particular principal amount of the Notes mean Holders of the relevant principal amount of the Notes at the time outstanding.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Issuer" means any issuer, from time to time, of a security constituting Exchange Property.

                  "Maturity Date" means the date on which the Notes mature and on which the Maturity Payment Amount shall be due and payable together with all accrued and unpaid interest thereon.

                  "Notes" means the Notes substantially in the form of Exhibit A hereto as amended or supplemented from time to time issued under the Indenture.

                  "NYSE" shall mean the New York Stock Exchange,
Inc.

                  "Officer" means the Chairman of the Board or any Co-Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or any Co-Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board or any Co-Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or any Co-Chief Executive Officer, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Securities" means the $[ ] Preferred Exchangeable Redemption Cumulative Securities issued by the Trust representing undivided beneficial interest in the assets of the Trust and having the terms set forth in Exhibit B to the Declaration.

                  "Property Trustee" means the Person acting as Property Trustee under the Declaration.

                  "Scheduled Maturity Date" means December 23, 1997.

                  "SEC" means the Securities and Exchange
Commission.

                  "Subsidiary" means with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

                  "TIA" means the Trust Indenture Act of 1939
(15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect from time to time.

                  "Trading Day" shall have the meaning assigned to such term in Section 10.04(d).

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Trust Securities" means the Common Securities the and Preferred Securities.

                  "Uniform Commercial Code" means the Uniform Commercial Code prepared under the joint sponsorship of The American Law Institute and the National Conference of Commissioners on Uniform State Laws, and references to sections thereof are deemed to be references to such sections as adopted by the State named in Section [12.09] or, if such State shall not have adopted such section, to such section as it appears in the Uniform Commercial Code as amended as of the date of this Indenture.

                  SECTION 1.02.  Other Definitions.

                  The following terms have the meanings given to them in the Declaration: (i) Clearing Agency; (ii) Delaware Trustee; (iii) Dissolution Tax Opinion; (iv) No Recognition Opinion; (v) Property Trustee; (vi) Preferred Security Certificate; (vii) Regular Trustees; (viii) Special Event;
and (ix) Tax Event.

                  The following terms are defined in the Section of this Indenture as set forth below.

                                                                      Defined in
                        Term                                            Section
"Bankruptcy Law" ...............................................            6.01
"Business Day" .................................................           12.08
"Common Stock Conversion Price" ................................           10.02
"Common Stock Conversion Rate" .................................           10.02
"Conversion Agent" .............................................            2.03
"Converting Holder" ............................................           10.02
"Custodian" ....................................................            6.01
"Depositary" ...................................................           10.02
"Depositary Shares" ............................................           10.02
"Equivalent Notes" .............................................           11.03
"Event of Default" .............................................            6.01
"Exchange Property" ............................................           10.04
"Exchange Rate" ................................................           10.04
"Exchange Right" ...............................................           10.01
"Exchange Valuation Price" .....................................           10.04
"Extraordinary Cash Dividends" .................................           10.08
"Minimum Denomination" .........................................            2.01
"Ministerial Action" ...........................................            3.05
"Note Redemption Notice" .......................................            3.04
"Paying Agent" .................................................            2.03
"Registrar" ....................................................            2.03
"Representative" ...............................................           11.02
"Rescission Date" ..............................................            3.05
"Senior Debt" ..................................................           11.02
"Series E Conversion Price" ....................................           10.02
"Series E Conversion Rate" .....................................           10.02
"Surrendered Designated Shares" ................................           10.02

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Corporation.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) provisions apply to successive events and transactions.


                                   ARTICLE II

                                   The Notes

                  SECTION 2.01. Form and General Terms. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is a part hereof. Except as provided in Section 2.12, the Notes shall be issued in fully registered form without interest coupons. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

                  The Notes shall be limited to an aggregate principal amount equal to $[ ], such amount being the sum of (i) the aggregate stated liquidation value of the Preferred Securities and (ii) the proceeds received by the Trust upon issuance of the Common Securities to the Corporation (the "stated principal amount"). The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.07. The Notes will be issued in denominations of $[ ] (the "Minimum Denomination"). The Notes shall mature on December 23, 1997 ("Maturity Date"). Subject to the exercise by the Corporation pursuant to Article 10 hereof the Exchange Right, the amount payable upon maturity (the "Maturity Payment Amount") for each Minimum Denomination of Notes shall be equal to (a) the lesser of (i) $54.41 and (ii) an amount equal to the Exchange Valuation Price on the Trading Day immediately preceding December 17, 1997 of such amount of Exchange Property as relates to one Preferred Security at such time, plus (b) an amount equal to all accrued and unpaid interest on the Notes.

                  SECTION 2.02. Execution and Authentication. Two Officers, one of whom must be the Secretary or an Assistant Secretary of the Corporation, shall sign the Notes for the Corporation by manual or facsimile signature. The Corporation's seal shall be impressed, affixed, imprinted or reproduced on the Notes.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate Notes for original issue in the stated principal amount, upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Corporation, which written order shall set forth such stated principal amount.

                  SECTION 2.03. Registrar and Paying Agent. The Corporation shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for payment or for exchange upon the exercise by the Corporation of the Exchange Right ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Corporation may have one or more coregistrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent or coregistrar not a party to this Indenture. Each such agreement shall implement the provisions of this Indenture that relate to such agent. The Corporation shall notify the Trustee of the name and address of any such agent. If the Corporation fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Corporation initially appoints the Trustee as Registrar and Paying Agent.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and shall notify the Trustee of any default by the Corporation in making any such payment. If the Corporation or a Subsidiary of the Corporation acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Corporation or the Trustee at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for such money.

                  SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

                  SECTION 2.06. Transfer and Exchange. When a Note is presented to the Registrar or a coregistrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Trustee (which shall include the requirements of Section 8-401(l) of the Uniform Commercial Code) are met. When Notes are presented to the Registrar or a coregistrar with a request to exchange them for an equal aggregate principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar's request. The Corporation may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges and may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.09, Section 9.05 or Article 10. Neither the Corporation nor the Trustee shall be required to make transfers or exchanges of Notes selected for redemption as set forth in a Note Redemption Notice (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed), or for a period of 15 days before a selection of Notes to be redeemed or before a Redemption Date or an Interest Payment Date.

                  SECTION 2.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Corporation may issue and the Trustee shall authenticate a replacement Note if the requirements of the Trustee (which shall include the requirements of Section 8-405 of the Uniform Commercial Code) are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Trustee to protect the Corporation, the Trustee, the Paying Agent, the Exchange Agent, the Registrar or any coregistrar from any loss which any of them may suffer if a
Note is replaced. The Corporation may charge for its expenses in replacing a Note.

                  SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it and those described in this Section. A Note does not cease to be outstanding because the Corporation or an Affiliate of the Corporation holds the Note.

                  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Corporation receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

                  If the Paying Agent holds on any Redemption Date or the Maturity Date money (or Exchange Property, or both, as applicable, if the Corporation shall have elected to exercise the Exchange Right) sufficient to satisfy Notes payable on such date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                  If a particular Note is called for redemption and if the Corporation has satisfied its obligation to pay such Note, the Corporation and the Trustee need not treat such Note as outstanding in determining whether Holders of the required stated principal amount of Notes have concurred in any direction, waiver or consent.



                  SECTION 2.09. Temporary Notes. Until definitive Notes are ready for delivery, the Corporation may prepare and the Trustee shall upon receipt of a written order as set forth in Section 2.02 authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Corporation considers appropriate for temporary Notes. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until exchanged for definitive Notes, a holder of temporary Notes shall have all the rights of a holder of definitive Notes.

                  SECTION 2.10. Cancelation. The Corporation at any time may deliver Notes to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, payment or exchange in connection with an exercise by the Corporation of the Exchange Right, or otherwise. The Trustee and no one else shall cancel and destroy all Notes surrendered for such cancelation, transfer, payment, or exchange and shall deliver a certificate of such destruction to the Corporation unless the Corporation directs the Trustee to deliver canceled Notes to the Corporation. The Corporation may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancelation or that have been exchanged pursuant to
Article 10.

                  SECTION 2.11. Defaulted Interest. If the Corporation defaults in a payment of interest on the Notes, it shall pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Corporation shall fix the special record date and payment date. At least 15 days before the special record date, the Corporation shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Corporation may pay defaulted interest in any other lawful manner.

                  SECTION 2.12.  Global Note.

                  In connection with a Special Event and in the event the Corporation elects, pursuant to Section 3.03, to cause the Notes held by the Property Trustee to be distributed to holders of the Preferred Securities and Common Securities;

                  (a) the Notes in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Note in an aggregate principal amount equal to all outstanding Notes (a "Global Note"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on the Notes issued as a Global Note will be made to the Depository; and

                  (b) if any Preferred Securities are held in non book-entry certificated form, the Notes in certificated form may be presented to the
                           Trustee by the Property Trustee and any
                           Preferred Security Certificate which
                           represents Preferred Securities other than
                           Preferred Securities held by the Clearing
                           Agency or its nominee ("Non Book-Entry
                           Preferred Securities") will be deemed to
                           represent beneficial interests in Notes
                           presented to the Trustee by the Property
                           Trustee having an aggregate principal amount
                           equal to the aggregate stated liquidation
                           amount of the Non Book-Entry Preferred
                           Securities until such Preferred Security
                           Certificates are presented to the Security
                           Registrar for transfer or reissuance at which
                           time such Preferred Security Certificates
                           will be canceled and a Note registered in the
                           name of the holder of the Preferred Security
                           Certificate or the transferee of the holder
                           of such Preferred Security Certificate, as
                           the case may be, with an aggregate  principal
                           amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Notes, Notes with an
                           equivalent   aggregate  principal  amount  that  were
                           presented by the Property Trustee to the Trustee will be deemed to have been canceled.


                                  ARTICLE III

                                   Redemption

                  SECTION 3.01. Optional Redemption. The Corporation may, at its sole option, subject to the provisions of Section 11.04 hereof, redeem at any time or from time to time all or any part of the Notes outstanding at such time at the Optional Note Redemption Price in effect at the time and on the date fixed for such optional redemption (the "Optional Redemption Date"), plus cash in an amount equal to all accrued and unpaid interest on the Notes to and including the Optional Redemption Date. The "Optional Note Redemption Price" is initially equal to $[ ] per Minimum Denomination of Notes, declining by $[ ] on each day following the date of issue of the Notes (computed on the basis of a 360-day year of twelve 30- day months) to $[ ] on October 23, 1997, and equal to $54.41 thereafter.

                  If a partial redemption of the Notes would result in the delisting of the Preferred Securities from any national securities exchange or other organization on which the Preferred Securities are then listed, the Corporation shall not be permitted to effect such partial redemption and may only redeem the Notes in whole.

                  SECTION 3.02. Selection of Notes To Be Redeemed. If less than all the Notes are to be redeemed in any optional redemption, the Trustee shall select the Notes to be redeemed by a method the Trustee deems fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the stated principal of Notes in denominations equal to or larger than the Minimum Denomination. Notes and portions of them it selects shall be in amounts equal to the Minimum

Denomination or a whole multiple of the Minimum Denomination. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  SECTION 3.03. Special Event Redemption or Distribution. (a) If, at any time, a Special Event shall occur and be continuing, the Corporation may elect, within 90 days following the occurrence of such Special Event (the "90-day Period"), (A) to redeem the Notes in accordance with this Section, (B) in the case of a Tax Event, not to redeem the Notes but to indemnify the Trust for all taxes payable by it as a result of such Tax Event, or (C) to cause the Notes held by the Property Trustee to be distributed to the holders of the Preferred Securities and Common Securities on a pro rata basis in liquidation of such holders' interests in the Trust; provided, however, that in the case of the occurrence of a Tax Event, as a condition of any such distribution, the Corporation shall have received a No Recognition Opinion; provided further that, if and as long as at the time there is available to the Trust or the Corporation the opportunity to eliminate, within the 90-Day Period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Corporation, or the holders of the Preferred Securities (a "Ministerial Action"), the Trust or the Corporation will pursue such measure in lieu of dissolution or redemption; and provided further that the Corporation shall have no right to redeem the Notes pursuant to this paragraph while the Regular Trustees on behalf of the Trust are pursuing such Ministerial Action.

                  (b) If the Corporation shall elect to redeem the Notes upon the occurrence of a Special Event pursuant to paragraph (a) above, all of the outstanding Notes shall be redeemed at the Special Event Redemption Price in effect at the time and on the date fixed for such redemption (the "Special Event Redemption Date" and together with the "Optional Redemption Date", the
Redemption Date"), plus cash in an amount equal to all accrued and unpaid interest on the Notes to and including the Special Event Redemption Date. The "Special Event Redemption Price" is an amount per Minimum Denomination of Notes equal to (1) the lesser of (x) $54.41 and (y) the Exchange Valuation Price on the Trading Day immediately preceding the Special Event Redemption Date of such amount of Exchange Property as relates to one Preferred Security at such time, plus (2) an amount initially equal to $[ ], declining by $[ ] on each day following the issue date of the Notes (computed on the basis of a 360-day year of twelve 30-day months) to $0 on October 23, 1997 and equal to $[ ] thereafter. References herein to "Note Redemption Price" shall refer to the Optional Note Redemption Price or the Special Event Redemption Price, as the case may be.

                  SECTION 3.04. Notice of Redemption. (a) At least 20 days but not more than 45 days before any Redemption Date, the Corporation shall mail a notice of redemption (a "Note Redemption Notice") by first-class mail to the Trustee and each Holder of Notes to be redeemed.

                  The Note Redemption Notice shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the total aggregate principal amount of Notes to be redeemed and, if less than all of the total aggregate principal amount of Notes held by such Holder are to be redeemed, the amount of such Notes to be redeemed from such Holder;

                  (3) the Note Redemption Price;

                  (4) the place or places where certificates for such Notes are to be surrendered for payment of the applicable Redemption Price; and

                  (5) that interest on Notes called for redemption will cease to accrue on such Redemption Date.

                  At the Corporation's request, the Trustee shall give the Note Redemption Notice in the Corporation's name and at its expense. In such event the Corporation will provide the Trustee with the information required by clauses (1) through (5).


                  A Note Redemption Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Notes. Each Note Redemption Notice shall be addressed to the Holders of Notes at the address of each such Holder appearing in the books and records of the Corporation. No defect in the Note Redemption Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

                  (b) Payment of the Note Redemption Price in respect of Notes selected for redemption, together with any accrued and unpaid interest thereon, is conditioned upon delivery or book-entry transfer of such Notes (together with necessary endorsements) to the Trustee at any time (whether prior to, on or after the relevant Redemption Date) after the Note Redemption Notice is given (to the extent such notice is required). Payment of the Note Redemption Price, together with any accrued and unpaid interest on Notes selected for redemption, will be made by the delivery of cash no later than the applicable Redemption Date with respect to such Notes or, if later, the time of delivery or transfer of such Notes.

                  (c) If the Corporation gives a Note Redemption Notice in respect of a redemption of Notes as provided in this paragraph (c) (which notice will be irrevocable), unless the Corporation shall have exercised the Exchange Right, then immediately prior to the close of business on the Redemption Date, so long as the Corporation has paid to the Trustee in immediately available funds a sufficient amount of cash in connection with the related redemption of the Notes, interest will cease to accrue on the Notes called for redemption, such Notes will no longer be deemed to be outstanding and all rights of Holders of such Notes so called for redemption will cease, except the right of the Holders of such Notes to receive the Note Redemption Price, but without interest on such Redemption Price. Neither the Corporation nor the Trustee shall be required to register or cause to be registered the transfer of any Notes which have been so called for redemption. If any Redemption Date is not a Business Day, then payment of the Note Redemption Price payable on such Redemption Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Redemption Date. If payment of the Note Redemption Price in respect of Notes called for redemption is improperly withheld or refused and not paid either by the Trustee or by the Corporation, interest on such Notes will continue to accrue, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Note Redemption Price.

                  (d) Upon the distribution of Notes to holders of Preferred Securities as a result of the occurrence of a

Special Event, Preferred Security Certificates outstanding prior to such distribution shall be deemed to represent beneficial interests in the Notes so distributed.

                  (e) Upon the distribution of Notes to holders of Preferred Securities as result of the occurrence of a Special Event, subject to applicable law (including, without limitation, United States Federal securities laws), the Corporation or any of its Affiliates may at any time and from time to time purchase outstanding Notes by tender, in the open market or by private agreement.

                  SECTION 3.05. Effect of Notice of Redemption. If a Note Redemption Notice shall have been given as provided in Section 3.03 hereof, interest on the Notes so called for redemption shall cease to accrue, such Notes shall no longer be deemed to be outstanding, and all rights of the Holders thereof (except the right to receive from the Corporation the Redemption Price) shall cease (including any right to receive interest otherwise payable on any interest payment date that would have occurred after the Redemption Date) from and after the Redemption Date (unless the Corporation shall default in the payment of the Note Redemption Price). Upon surrender (in accordance with the Note Redemption Notice) of the certificate or certificates for any Notes to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption shall so state), such Notes shall be redeemed by the Corporation at the Redemption Price set forth in the Note Redemption Notice. In case fewer than all the Notes represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed Notes, without cost to the holder thereof. Subject to applicable escheat laws, any moneys set aside by the Corporation and unclaimed at the end of one year from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such Notes so called for redemption shall look only to the general funds of the Corporation for the payment of the Redemption Price without interest; provided, however, that the Trustee or any Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once in a newspaper of general circulation in The City of New York and mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Corporation.

                                   ARTICLE IV

                                   Covenants

                  SECTION 4.01. Payment of Notes. The Corporation shall promptly pay the Maturity Payment Amount of and interest on the Notes on the dates and in the manner provided herein and in the Notes. Pursuant thereto, the Holders of the Notes shall be entitled to receive quarterly payments of interest on the principal amount of the Notes at the rate per annum indicated therein. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due.

                  The Corporation shall pay interest on overdue payment of the Maturity Payment Amount at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. The Corporation shall file with the Trustee within 15 days after it files them with the SEC copies of the annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Corporation also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Compliance Certificate. The Corporation shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Corporation (which, as of the date hereof, ends on December 31), an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the certificate shall describe the Default and its status. The Certificate need not comply with Section 12.05.




                                   ARTICLE V

                             Successor Corporation

                  SECTION 5.01. When Corporation May Merge, etc. The Corporation shall not consolidate with or merge into, or transfer the property of the Corporation as an entirety or substantially as an entirety to, another Person unless

(i) if the resulting, surviving or transferee Person is not the Corporation, such Person shall be a Person that assumes by supplemental indenture all the obligations of the Corporation under the Notes and this Indenture, (ii) immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing and (iii) the Corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture. Upon any such consolidation, merger or transfer, if the resulting, surviving or transferee Person is not the Corporation, all obligations of the Corporation under this Indenture shall terminate and the Corporation shall be released from all obligations hereunder.


                                   ARTICLE VI

                             Defaults and Remedies

                  SECTION 6.01.  Events of Default.  An "Event of
Default" occurs if:

                  (1) the Corporation defaults in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 60 days;

                  (2) the Corporation defaults in the payment of the Maturity Payment Amount of any Note when the same becomes due and payable;

                  (3) the Corporation fails to comply with any of its other covenants or agreements in the Notes or this Indenture and the default continues for the period and after the notice specified below in this
         Section 6.01;


                  (4) the Corporation pursuant to or within the meaning of any Bankruptcy Law:

                        (A) commences a voluntary case,

                        (B) consents to the entry of an order for
                  relief against it in an involuntary case,

                        (C) consents to the appointment of a
                  Custodian of it or for any substantial part of its property, or

                           (D) makes a general assignment for the
                  benefit of its creditors; or

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Corporation in
                  an involuntary case,

                           (B) appoints a Custodian of the Corporation
                  or for any substantial part of its property, or

                           (C) orders the winding up or liquidation of
                  the Corporation,

         and the order or decree remains unstayed and in effect for 60 days.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A default under clause (3) is not an Event of Default until the Trustee notifies the Corporation or the Holders of at least 25% in stated principal amount of the Notes notify the Corporation and the Trustee of the default and the Corporation does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any default unless written notice thereof shall have been given to the Trustee by the Corporation, the Paying Agent, the Exchange Agent, the Holder of a Note or an agent (duly authorized in writing) of such Holder.

                  SECTION 6.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Corporation, or the Holders of at least 40% in stated principal amount of the Notes then outstanding by notice to the Corporation and the Trustee, may declare the Maturity Payment Amount of and accrued interest on all the Notes to be due and payable. Upon such a declaration, such Maturity Payment Amount and interest shall be due and payable immediately. The Holders of a majority in stated principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of the Maturity Payment Amount or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Maturity Payment Amount of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.04. Waiver of Past Defaults. Subject to Section 9.02, the Holders of a majority in stated principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences. When a Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control of Majority. The Holders of a majority in stated principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would subject the Trustee to personal liability.

                  SECTION 6.06. Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in stated principal amount of the Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in stated principal amount of the Notes do not give the Trustee a direction inconsistent with the request.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

                  SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Maturity Payment Amount of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or the Maturity Payment Amount specified in
Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of the Maturity Payment Amount and interest remaining unpaid and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

                  SECTION 6.10.  Priorities.  If the Trustee
collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under
         Section 7.07;

                  Second: to holders of Senior Debt to the extent required by Article XI;

                  Third: to Noteholders for amounts due and unpaid on the Notes for the Maturity Payment Amount and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for such Maturity Payment Amount and interest, respectively; and

                  Fourth:  to the Corporation.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.



                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in stated principal amount of the Notes.

                                  ARTICLE VII

                                    Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of
Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of Noteholders received by it pursuant to this Indenture.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity or security reasonably satisfactory to it against any loss, liability or expense.

                  SECTION 7.02.  Rights of Trustee.  (a)  Subject to
Section 7.01, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.




                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                  SECTION 7.03. Individual Rights of Trustee, etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Corporation or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Exchange Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Corporation's use of the proceeds from the Notes and it shall not be responsible for any statement herein or in the Notes other than its certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

                  SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder to the extent required by the TIA a brief report dated as of May 15 that complies with TIA ss. 313(a) or any successor provision thereto. The Trustee also shall comply to the extent required by the TIA with TIA ss. 313(b)(2) or any successor provision thereto.

                  A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Corporation agrees to notify the Trustee whenever the Notes become listed on any stock exchange.

                  SECTION 7.07. Compensation and Indemnity. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Corporation shall indemnify the Trustee against any loss or liability incurred by it arising out of or in connection with the acceptance or administration of this trust and its duties hereunder. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through wilful misconduct, negligence or bad faith.

                  To  secure  the  Corporation's  payment  obligations  in  this
Section 7.07, the Trustee shall have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay principal of and interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in

Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  Notwithstanding any other provision in this Indenture, amounts payable under this Section 7.07 are not subject to the subordination provisions of Article XI.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation's consent. The Corporation shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.



                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, then, unless the Noteholders shall appoint a successor Trustee as provided above, the Corporation shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after that, upon payment to the retiring Trustee of all amounts due it under this Indenture, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in stated principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  SECTION 7.10. Eligibility; Disqualification. To the extent required by the TIA, this Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) or any successor provision thereto. The Trustee shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition. To the extent required by the TIA, the Trustee shall comply with TIAss. 310(b) or any successor provision thereto, including the optional provision permitted by the second sentence of TIAss. 310(b)(9) or any successor provision thereto. In determining whether the Trustee has conflicting interests as defined in TIA ss. 310(b)(1) or any successor provision thereto, the provisions contained in the proviso to TIA ss. 310(b)(1) or any successor proviso shall be deemed incorporated herein.

                  SECTION 7.11. Preferential Collection of Claims Against Corporation. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                  ARTICLE VIII

                                   [Reserved]

                                   ARTICLE IX

                      Amendments, Supplements and Waivers

                  SECTION 9.01.  Without Consent of Holders.  The
Corporation may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

                  (4) to make any change that does not adversely affect the rights of any Noteholder.

                  The Trustee may waive compliance by the Corporation with any provision of this Indenture or the Notes without notice to or consent of any Noteholder if the waiver does not adversely affect the rights of any Noteholder.

                  SECTION 9.02. With Consent of Holders. The Corporation may amend or supplement this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of a majority in stated principal amount of the Notes. The Holders of a majority in stated principal amount of the Notes may waive any past default or compliance by the Corporation with any provision of this Indenture or the Notes without notice to any Noteholder. The Trustee may set a record date for determining which Holders are entitled to consent to any such amendment, supplement or waiver. The consent of Holders of a majority in stated principal amount of the Notes as of such record date shall be sufficient to effect any such amendment, supplement or waiver. However, without the consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or extend the time for payment of interest on any Note;

                  (3) reduce the, or alter the method of calculation of the Maturity Payment Amount of or extend the fixed maturity of any Note;

                  (4) reduce the premium payable, or alter the method of calculation of the Note Redemption Price, upon the redemption of any Note;

                  (5) make any Note payable in money other than that stated in the Note;

                  (6) make any change in Article XI that adversely affects the rights of any Noteholder; or

                  (7) make any change in Section 6.04 or 6.07 or this Section 9.02.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Notes shall be set forth in a supplemental indenture which complies with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of the Note. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder unless it makes a change described in clause (2),
(3), (4), (5) or (6) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a security that evidences the same debt as the consenting Holder's Note.

                  SECTION 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determines, the Corporation in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

                  SECTION 9.06. Trustee To Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this
Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent to such amendment, supplement or waiver have been satisfied.


                                   ARTICLE X

                                 Exchange Right

                  SECTION 10.01. Exchange Right. The Corporation shall have the right (the "Exchange Right"), exercisable upon notice to the Holders of the Notes as provided below, to require the Holders to exchange their Notes, in whole or in part, for shares of Hasbro Common Stock or other Exchange Property.

                  SECTION 10.02. Maturity. (a) The Corporation may exercise the Exchange Right by giving notice of such exercise to the Trustee no later than 11:59 p.m., New York time, on the [ ] Business Day following the Maturity Date, in respect of all or any portion of the Notes.

                  (b) On the Maturity Date, each Minimum Denomination of Notes in respect of which the Corporation shall have exercised the Exchange Right shall be exchanged for (i) Exchange Property in respect of the portion of such Notes to be exchanged for Exchange Property based on the Exchange Rate in effect on the Trading Day immediately preceding the Maturity Date, (ii) cash in respect of the portion, if any, of such Notes that are not to be exchanged for Exchange Property, calculated by subtracting from the Maturity Payment Amount the value of the Exchange Property to be delivered (based on the Exchange Valuation Price of such Exchange Property as of the Trading Day immediately preceding the Maturity Date), and (iii) cash in an amount equal to all accrued and unpaid interest on such Notes to and including the Maturity Date; provided that if the Exchange Valuation Price as of the Trading Day immediately preceding the Maturity Date, of the Exchange Property that relates to the Minimum Denomination of Notes is greater than $54.41, the Corporation shall deliver in exchange for each Minimum Denomination of Notes in respect of which it exercised the Exchange Right (1) Exchange Property (valued on the basis of its Exchange Valuation Price as of such Trading
Day) and (2) at the option of the Corporation, cash, having an aggregate value equal to $54.41 per Minimum Denomination of Notes and (b) cash in an amount equal to all accrued and unpaid distributions on such Notes, to and including the Maturity Date.

                  SECTION 10.03. Optional Redemption and Special Event Redemption. (a) The Corporation may exercise the Exchange Right by giving notice of such exercise to the Trustee no later than 11:59 p.m. New York, time, on the [[ ] Business Day prior to any] Optional Redemption Date or Special Redemption Date, in respect of all or any portion of the Notes to be redeemed on any Optional Redemption Date or Special Event Redemption Date, as the case may be.

                  (b) On any Redemption Date, each Minimum Denomination of Notes in respect of which the Corporation shall have exercised the Exchange Right shall be exchanged for (i)(A) Exchange Property (valued on the basis of its Exchange Valuation Price as of the Trading Day immediately preceding the applicable Redemption Date) and (B) at the option of the Corporation, cash, having an aggregate value equal to the applicable Redemption Price in effect for each Minimum Denomination of Notes on such Redemption Date, and (ii) cash in an amount equal to all accrued and unpaid interests on such Notes to and including the applicable Redemption Date.

                  SECTION 10.04. Definitions. (a) The "Exchange Property" per each Minimum Denomination of Notes on any date shall consist of (i) one share of Hasbro Common Stock (the "Initial Shares"), (ii) any property (other than cash dividends and other cash distributions paid by the Issuer thereof that do not constitute Extraordinary Cash Dividends (as defined in the Declaration) and other than interest, if any, paid in respect thereof) distributed in respect of the Initial Shares or other Exchange Property and (iii) any property issued or distributed upon the exchange or conversion of Exchange Property, including upon any reorganization, consolidation or merger or any sale or transfer or lease of all or substantially all the assets of the Issuer of such Exchange Property[; provided that Exchange Property shall not include any property distributed in respect of other Exchange Property for which an antidilution adjustment has been made pursuant to the Declaration]. In the case of a tender or exchange offer for all Exchange Property of a particular type, the Exchange Property shall be deemed to include all cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer), whether or not the Corporation tenders or exchanges such Exchange Property. In the event of a partial tender or exchange offer with respect to Exchange Property of a particular type, Exchange Property shall be deemed to include cash or other property paid by the offeror in the tender or exchange offer in an amount determined as if the offeror had purchased or exchanged Exchange Property from the Corporation in the proportion in which all property of such type was purchased or exchanged from the holders thereof; provided that if the Corporation tenders all its Exchange Property of such type, the amount of cash or other property received that will constitute Exchange Property will be determined on the basis of the amount of such cash or other property actually received by the Corporation. In the event of a tender or exchange offer with respect to the Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                  (b) The "Exchange Rate" means initially one share of Hasbro Common Stock per Minimum Denomination of Notes, subject to adjustment as set forth in Section 10.08. The Exchange Rate for any other Exchange Property will be determined on the basis of the portion of Hasbro Common Stock or other Exchange Property in respect of which such Exchange Property is issued, distributed or exchanged.

                  (c) The "Exchange Valuation Price" of each item of property comprising the Exchange Property on any date means the closing per share sale price for the applicable Exchange Property (or, if no closing price is reported, the average of the bid and ask prices, or if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which such Exchange Property is traded or, if such Exchange Property is not listed on a United States national or regional securities exchange, as reported by

NASDAQ, or, if such Exchange Property is not reported by NASDAQ, the high per share bid price for such Exchange Property in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the per unit market value of such Exchange Property on such date as determined by a nationally recognized investment banking firm retained for such purpose by the Corporation.

                  (d) The term "Trading Day" means a day on which the AMEX (or any successor thereto) or, to the extent that neither the Hasbro Common Stock nor any other Exchange Property is listed on the AMEX, such other United States national or regional securities exchanges on which the Exchange Property is listed or, if none, NASDAQ, is open for the transaction of business.

                  SECTION 10.05. Notice of Exercise. (a) Upon any election by the Corporation to exercise the Exchange Right, the Corporation shall provide notice to the Trustee as set forth in Section 10.02 or 10.03 of (i) the Corporation's election to exercise the Exchange Right, in whole or in part, (ii) if applicable, the respective portions of Exchange Property and cash to be delivered and (iii) in connection with an exercise pursuant to Section 10.03, the applicable Redemption Payment Date.



                  (b) The Corporation will cause notice of such exercise of the Exchange Right to be published by means of the Dow Jones Business Newswires Service promptly after providing notice of such exercise to the Trustee.

                  (c) The Corporation shall deliver Exchange Property in respect of Notes with respect to which the Corporation has elected to exercise the Exchange Right no later than the applicable Redemption Payment Date or, if later, the time of delivery or transfer of such Notes to the Trustee.

                  SECTION 10.06. Delivery of Exchange Property; Effect on Holders. (a) Delivery of the Exchange Property to the Holders of any Notes to be redeemed will be conditioned upon delivery or book-entry transfer of such Notes (together with necessary endorsements) to the Trustee at any time (whether prior to, on or after the applicable Redemption Payment Date) after notice of the exercise of the Exchange Right is given to the Trustee. In such event, such Exchange Property with respect to such Notes will be delivered to each holder of Notes to be redeemed no later than the later of (i) the applicable Redemption Payment Date or (ii) the time of delivery or transfer of such Notes. If, following any exercise of the Exchange Right, the Trustee holds, (A) Exchange Property in respect of the portion of the Notes that are to be exchanged for Exchange Property, (B) cash in respect of the portion, if any, of the Notes not to be exchanged for Exchange Property, and (C) cash in an amount equal to all accrued and unpaid interest on all such Notes to be redeemed to the applicable Redemption Payment Date, then at the close of business on such Redemption Payment Date, whether or not such Notes are delivered to the Trustee (1) the Corporation will become the owner and record holder of such Notes and (2) the holders of such Notes shall have no further rights with respect to the Notes other than the right to receive the Exchange Property, together with cash as described above, upon delivery of the Notes.

                  SECTION 10.07. Fractional Shares. (a) No fractional shares or other units of Exchange Property will be issued upon the exercise by the Corporation of the Exchange Right. In lieu of any fractional share or other unit of Exchange Property otherwise issuable in respect of all Notes of any Holder that are redeemed or exchanged on any Redemption Payment Date, or upon maturity, the Corporation shall make a cash payment in respect of such fractional interest in an amount equal to the same fraction of the Exchange Valuation Price of the Hasbro Common Stock or such other Exchange Property deliverable upon such redemption or maturity, determined as of the Trading Day immediately preceding such Redemption Payment Date or the Maturity Date, as the case may be.

                  (b) To the extent that the Notes are exchanged for Exchange Property and all such Exchange Property cannot be distributed to the Holders of the Notes without creating fractional interests in the shares or units making up such Exchange Property, the Depository Trust Company, or such other person who may be acting in the capacity of depositary or [Paying Agent] (the "Depositary") may, with the Corporation 's consent, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such Exchange Property representing in the aggregate such fractional interests at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall be distributed or made available for distribution to such record Holders that would otherwise have received such fractional interests. The amount distributed in the foregoing cases will be reduced by any amount required to be withheld by the Depositary on account of withholding taxes or otherwise required pursuant to law, regulation or court process.

                  SECTION 10.08. Adjustment of Exchange Rate. The Exchange Rate shall be subject to adjustment and the Exchange Property shall be subject to change as follows:

                  (a) The Exchange Rate shall be adjusted (and, if applicable, the Exchange Property shall be changed) upon the (i) distribution of a dividend on Exchange Property in the same type of Exchange Property,
         (ii) combination of Exchange Property into a smaller number of shares or other units, (iii) subdivision of outstanding shares or other units of Exchange Property, (iv) conversion or reclassification of Exchange Property by issuance or exchange of other securities or (v) a consolidation, merger or binding share exchange or a transfer of all or substantially all of the Issuer's assets. In such an event, the Exchange Rate in effect immediately before such action shall be adjusted (and if applicable the Exchange Property shall be changed) to reflect the amount of cash or the kind and amount of property that a holder of Exchange Property would have owned or been entitled to receive upon or by reason of such event if the Notes had been exchanged for such Exchange Property immediately before such event. Such adjustment shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination, conversion, reclassification, consolidation, merger or share exchange. For the purposes of this
         Section 10.08(a), each Holder shall be deemed to have failed to exercise any right to elect the kind or amount of Exchange Property receivable upon the payment of any such dividend, subdivision, combination, conversion or reclassification (provided that if the kind or amount of Exchange Property receivable upon such dividend, subdivision, combination, conversion or reclassification is not the same for each nonelecting share or other unit, then the kind and amount of property receivable upon such dividend, subdivision, combination, conversion, reclassification, consolidation, merger or share exchange for each nonelecting share shall be deemed to be the kind and amount so receivable per share or other unit by a plurality of the nonelecting shares or other units).

                  (b) Upon a distribution of cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type (excluding (i) ordinary periodic cash dividends and distributions, if any, paid from time to time by an Issuer that do not constitute Extraordinary Cash Dividends, (ii) interest (whether in cash, securities or other property), if any, paid in respect thereof and (iii) dividends payable in Exchange Property for which adjustment is made in Section 10.08(a), the Exchange Rate shall be adjusted, subject to the provisions of paragraph (C) of this Section 10.08(b), in accordance with the following formula:

                             R' = R x M
                                     ---
                                     M-F

         where:

                  R' =     the adjusted Exchange Rate.

                  R  =     the current Exchange Rate.



                  M  =     the Average Quoted Price, minus, in the case
                           of a distribution of Capital Stock on
                           Exchange Property for which (i) the record date shall occur on or before the record date for the distribution to which this
                           Section 10.08(b) applies and (ii) the
                           Exchange Dividend Time (as defined below) shall occur on or after the date of the Time of Determination (as defined below) for the distribution to which this Section 10.08(b) applies, the fair market value (on the record date for the distribution to which this
                           Section 10.08(b) applies) of such Capital
                           Stock distributed in respect of Exchange
                           Property.


                  F = the fair market value (on the record date for the distribution to which this
                           Section 10.08(b) applies) of cash or other property (including rights, warrants or other securities) to be distributed in respect of each share or unit of Exchange Property of a particular type in the distribution to which this Section 10.08(b) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                  The Board of Directors of the Corporation shall determine fair market values for the purposes of this Section 10.08(b).

                           The adjustment shall become effective immediately after the record date for the determination of those shareholders entitled to receive the distribution to which this Section 10.08(b) applies.

                           For purposes of this Section 10.08(b), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to Exchange Property the amount of which, together with the aggregate amount of such cash dividends on the Exchange Property to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in paragraph (A) or (B) below:


                           (A) If, upon the date prior to the Ex- Dividend  Time
                  with respect to a cash dividend on Exchange Property, the aggregate amount of such cash dividend together with the amounts of all cash dividends on Exchange Property with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 12.5% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08(b), the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this Section 10.08(b).

                        (B) If, upon the date prior to the Ex-Dividend Time with
                  respect to a cash dividend on the Exchange Property, the aggregate amount of such cash dividend together with the amounts of all cash dividends on Exchange Property with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 25% of the average of the Quoted Prices (as defined below) during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08(b), the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this Section 10.08(b).

                           In making the  determinations  required by paragraphs
                  (A) and (B) above, the amount of cash dividends paid on a per share basis and the average of the Quoted Prices, in each case during the period specified in paragraphs (A) and (B) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in
                  Section 10.08(b).

                           (C) In the event that, with respect to any distribution to which this Section 10.08(b) would otherwise apply, "F" is equal to or greater than "M", then the adjustment provided by this Section 10.08(b) shall not be made and the property received upon the distribution in respect of Exchange Property shall constitute Exchange Property.

                        "Quoted Price" means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of Exchange Property in the composite transactions for the principal United States national or regional securities exchange on which such shares are traded, or, if such Exchange Property is not listed on a United States national or regional securities exchange, as reported by NASDAQ, or, if such shares are not reported by NASDAQ, the high per share bid price for such share in the over-the-counter market on such date as reported by the National Quotation Bureau or similar organization satisfactory to the Exchange Agent. If such bid price is not available, the Quoted Price shall not be determinable.

                           "Average Quoted Price" means the average of the Quoted Prices of Exchange Property for the shortest of:

                           (i) 30  consecutive  trading  days ending on the last
                  full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Quoted Price is being calculated;

                         (ii) the period (x) commencing on the date next succeeding the first public announcement of the distribution in respect of which the Average

                  Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days); or

                       (iii) the period, if any, (x) commencing on the date next
                  succeeding the Ex-Dividend Time with respect to the next preceding distribution for which an adjustment is required by the provisions of Section 10.08(b) and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.08(a) applies occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors of the Corporation to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price of such Exchange Property during such period.

                  Notwithstanding the foregoing, if a Quoted Price shall not be determinable pursuant to the definition thereof, then the Average Quoted Price shall mean the per share market value of the Exchange Property as of the last full trading day prior to the Time of Determination as determined by a nationally recognized investment banking firm retained by the Corporation for such purpose.

                  "Time of Determination" means the time and date of the earlier of (i) the determination of shareholders entitled to receive cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type in each case to which this
         Section 10.08(b) applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such property or distribution on the principal United States national or regional exchange or market on which the Exchange Property is then listed or quoted.

                  Notwithstanding the foregoing, the Corporation shall be entitled, by notice to the Exchange Agent not later than the close of business on the fifth Business Day following the date of any distribution referred to in this Section 10.08(b) (or if Time Warner is not aware of such distribution, as soon as practicable after becoming so aware), to elect not to have the antidilution adjustments of this
         Section 10.08(b) apply, in which case the property received upon the distribution in respect of Exchange Property shall constitute Exchange Property; provided that if rights, warrants, options or similar securities are distributed on Exchange Property and such rights, warrants, options or similar securities expire before the Maturity Date, then the Corporation shall adjust the Exchange Rate under this
         Section 10.08(b).

                  (c) if any Issuer controlled by the Corporation or its Affiliates, at any time any Notes are then Outstanding, issues shares or units of any Exchange Property for a consideration per share or unit less than the Average Quoted Price per share or unit on the date such Issuer fixes the issue price of such additional shares or units, the Exchange Rate for such Exchange Property shall be adjusted in accordance with the following formula:

                                            A
                                          -----
                                 E' = E x     P
                                             --
                                          O + M
         where:
           E' =   the adjusted Exchange Rate

           E  =   the then current Exchange Rate

           O  =   the number of shares or units of such
                  security which includes Exchange
                  Property Outstanding immediately prior
                  to the issuance of such additional
                  shares or units.

           P  =   the aggregate consideration received
                  for the issuance of such additional
                  shares or units.

           M   =  the Average Quoted Price per share or unit on the date of issuance of such additional shares or units.

           A   =  the number of shares or units of such
                  class of such security which includes
                  Exchange Property outstanding
                  immediately after the issuance of such
                  additional shares or units.

                  Any Holder of Notes in respect of which the Exchange Right shall be exercised after the date of such issuance shall be entitled to receive Exchange Property at the Exchange Rate as so adjusted pursuant to this Section 10.08(c). The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This Section 10.08(c) does not apply to (i) the exchange of Notes or the issuance of any security upon the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Exchange Property, (ii) securities issued to any Issuer's employees under bona fide employee benefit plans approved by an Issuer's board of directors (but only to the extent that the aggregate number of shares or units excluded hereby and issued after the date of this Indenture shall not exceed 10% of such securities outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder), (iii) securities issued upon the exercise of rights or warrants issued pro rata to all of the holders of such securities, (iv) securities issued in a bona fide public offering pursuant to a firm commitment underwriting, or (v) securities issued in connection with a bona fide acquisition to any Person or to the shareholders of any Person in exchange for the stock or assets of such Person, which Person is not controlling, controlled by, or under common control with the Corporation or any Affiliate of the Corporation. For the purposes of this Section 10.08(c), in determining whether securities issued to an Issuer's employees under bona fide employee benefit plans approved by such Issuer's board of directors were issued for a consideration (per share or unit) that is less than the Average Quoted Price (per share or unit) of such securities, the Average Quoted Price of such securities on the date such securities are awarded or granted to the Issuer's employees under such plans.

                  (d) If any Issuer controlled by the Corporation or its Affiliates, at any time any Notes are then Outstanding, issues any securities convertible into or exchangeable or exercisable for shares or units of any Exchange Property (the "Underlying Exchange Property") for a total consideration per share or unit issuable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities less than the current Average Quoted Price per share or unit of the Underlying Exchange Property on the date of issuance of such convertible, exchangeable or exercisable securities, the Exchange Rate shall be adjusted in accordance with the following formula:

                               O + D
                              ------
                     E' = E x      P
                                  --
                               O + M

         where:

         E'       =        the adjusted Exchange Rate.

         E        =        the then current Exchange Rate.

         O        =        the number of shares or units of the
                           Underlying Exchange Property outstanding immediately prior to the issuance of such convertible, exchangeable or exercisable securities.

         P        =        the  aggregate  consideration  received in respect of
                           such   convertible,   exchangeable   or   exercisable
                           securities (including consideration receivable upon such conversion, exchange or exercise, if any).

         M        =        the  current  Average  Quoted Price per share or unit
                           of the  Underlying  Exchange  Property on the date of
                           issuance  of  such   convertible,   exchangeable   or
                           exercisable securities.

         D        =        the   maximum  number  of  shares  or  units  of  the
                           Underlying    Exchange    Property    issuable   upon
                           conversion, exchange or exercise of such convertible, exchangeable or exercisable securities at the initial conversion or exchange rate or exercise price.

                  Any Holder exchanging any Notes after the date of such issuance shall be entitled to receive Exchange Property at the Exchange Rate as so adjusted pursuant to this Section 10.08(d), but subject to the provisions for readjustment set forth in this Section 10.08(d). The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Exchange Property deliverable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities have not been issued when such securities are no longer outstanding, then the Exchange Rate shall promptly be readjusted to the Exchange Rate which would then be in effect had the adjustment upon the issuance of such convertible, exchangeable or exercisable securities been made on the basis of the actual number of shares or units of such Exchange Property issued upon conversion, exchange or exercise of such securities.

                  This Section 10.08(d) does not apply to (i) securities convertible into or exchangeable or exercisable for Exchange Property issued to any Issuer's employees under bona fide employee benefit plans approved by an Issuer's board of directors (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Indenture shall not be convertible into or exchangeable or exercisable for more than 10%, at the time of adoption of each such plan, of the outstanding shares or other units of such Exchange Property, exclusive of antidilution adjustments thereunder), (ii) securities issued upon the exercise of rights or warrants issued pro rata to all of the holders of shares or units of a class of securities, (iii) securities issued in a bona fide public offering pursuant to a firm commitment underwriting or
         (iv) securities issued in connection with a bona fide acquisition to any Person or to the shareholders of any Person in exchange for the stock or assets of such Person, which Person is not controlling, controlled by or under common control with the Corporation or any Affiliate of the Corporation. For purposes of this Section 10.08(d), in determining whether securities convertible into or exchangeable or exercisable for Underlying Exchange Property that are issued to an Issuer's employees under bona fide employee benefit plans approved by such Issuer's board of directors were issued for a total consideration (per share or unit) initially issuable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities that is less than the Average Quoted Price (per share or unit) of the Underlying Exchange Property, the Average Quoted Price shall be deemed to be equal to the Quoted Price of such Underlying Exchange Property on the date such convertible, exchangeable or exercisable securities are awarded or granted to the Issuer's employees under such plans.


                  (e) Notwithstanding the provisions of paragraphs (a), (b), (c) and (d) of this Section 10.08, no adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease in the then current Exchange Rate of more than 1%; provided, however, that any adjustments which by reason of this Section 10.08(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (f) All calculations under this Section 10.08 shall be made to the nearest .0001 of a share, the nearest whole dollar of Maturity Payment Amount of the Notes or the nearest integral unit, as applicable.

                  (g) The Corporation shall, within five Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate or a change to the Exchange Property pursuant to this
         Section 10.08 (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Exchange Agent of (i) the occurrence of such event, (ii) if applicable, whether the Corporation has elected to cause such adjustment to occur, (iii) in the case where the Exchange Rate has been adjusted, the Exchange Valuation Price each item of property related to such adjustment and a statement in reasonable detail setting forth the method by which the Exchange Valuation Price and the adjustment to the Exchange Rate were determined and (iv) in the case where the Exchange Property has been changed, a statement in reasonable detail identifying each item of property comprising the Exchange Property and setting forth the Exchange Rate per Preferred Security for each such item of Exchange Property.

                  (h) Upon a distribution of cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type where the Corporation has exercised its right set forth in the last paragraph of Section 10.08(b) to have the antidilution adjustments of Section 10.08(b) not apply, or in the event of a tender or exchange offer which, pursuant to the definition of "Exchange Property" results in the creation of new or additional Exchange
         Property (the "Tender Offer Consideration"), then, from and after the record date for determining the holders of Exchange Property entitled to receive the distribution, a Holder of Notes in respect of which the Exchange Right shall have been exercised shall upon such exchange be entitled to receive, in addition to the Exchange Property into which the Notes are exchangeable, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had exchanged the Notes immediately prior to the record date for determining the Holders of Exchange Property entitled to receive the distribution or the Tender Offer Consideration described in the definition of Exchange Property, as the case may be.

                  SECTION 10.09. Notice of Certain Events. In case at any time the Corporation receives notice that:

                  (a) any Issuer shall declare a dividend (or any other distribution) on or in respect of any Exchange Property to which Sections 10.08(a) or (b) shall apply (other than any ordinary periodic cash dividends and distributions, if any, paid from time to time by an

         Issuer that do not constitute Extraordinary Cash Dividends);

                  (b) any Issuer shall engage in or be a party to any transaction which will result in any Exchange Property becoming in whole or in part Non-Equity Securities; or

                  (c) there shall occur any  conversion or  reclassification  of
         Exchange Property (other than a subdivision or combination of outstanding shares of any class of Capital Stock included in the Exchange Property) or any consolidation, merger or reorganization to which any Issuer is a party and for which approval of any stockholders of such Issuer is required, or the sale or transfer of all or substantially all of the assets of any Issuer; or

                  (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of any Issuer;

then the Corporation shall cause to be delivered to the Trustee, and shall promptly cause to be mailed to the Holders of Notes at their last addresses as they shall appear upon the books and records of the Corporation, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights, or, if a record is not to be taken, the date as of which the holders of Exchange Property of record to be entitled to such dividend, distribution or grant of rights are to be determined, or (ii) the date, if known by the Corporation, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Exchange Property of record shall be entitled to exchange their Exchange Property for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.


                                   ARTICLE XI

                                 Subordination

                  SECTION 11.01. Agreement To Subordinate. The Corporation agrees, and each Noteholder by accepting a Note agrees, that the indebtedness evidenced by the Notes is hereby expressly subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or cash equivalents of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

                  SECTION 11.02. Certain Definitions. "Representative" means any Person whom the Corporation has, by written notice, identified as the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

                  "Senior Debt" means all indebtedness or obligations, whether outstanding at the date of execution of this Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which the Corporation incurred, assumed, guaranteed or otherwise created any such indebtedness or obligation expressly provide that such indebtedness or obligation is subordinate to all other indebtedness of the Corporation or that such indebtedness or obligation is not superior in right of payment to the Notes with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein): (i) any indebtedness incurred by the Corporation or assumed or guaranteed, directly or indirectly, by the Corporation
(a) for money borrowed, (b) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business), or (c) for advances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (ii) any obligation of the Corporation (or of a Subsidiary which is guaranteed by the Corporation) as lessee under a lease of real or personal property; (iii) any obligation of the Corporation to purchase property at a future date in connection with a financing by the Corporation or a Subsidiary; (iv) letters of credit; (v) currency swaps and interest rate hedges; and (vi) any deferral, renewal, extension or refunding of any of the foregoing.

                  SECTION 11.03. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of all or substantially all the assets of the Corporation, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Corporation or its property, whether or not the Corporation is a party thereto, and whether in bankruptcy, insolvency, receivership or similar proceedings, or upon any assignment by the Corporation for the benefit of creditors, or upon any other marshalling of the assets and liabilities of the Corporation:

                  (1) all Senior Debt shall first be paid in full in cash or cash equivalents, or provision made for such payment by deposit thereof in trust with a bank or banks (either theretofore acting as trustees under indentures pursuant to which Senior Debt shall have been issued, or duly appointed paying agents for the purpose), before any payment or distribution whether in cash, property or securities (other than securities of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article XI with respect to the Notes, to the payment of all indebtedness of the nature of Senior Debt, so long as the rights of the holders of the Senior Debt are not altered adversely by such reorganization or readjustment ("Equivalent Notes")), including a payment or distribution by way of any claim against the Corporation or any of its Subsidiaries for rescission of the purchase of Notes or for monetary damages from the purchase of the Notes, is made on account of the principal of or interest on the indebtedness evidenced by the Notes;

                  (2) any payment or distribution of any kind or character in respect of the Maturity Payment Amount of or interest on the Notes, whether in cash, property or securities (other than Equivalent Notes), to which the Holders of the Notes would be entitled except for the provisions of this Article XI shall be paid or delivered by the Corporation or the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly and ratably to the holders of Senior Debt or their Representatives (subject to any subordination of any class of Senior Debt, by the provisions thereof, to any other class or classes of Senior Debt) ratably according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Debt; and

                  (3) in the event that, notwithstanding the foregoing, any payment or distribution of any kind or character in respect of the Maturity Payment Amount of or interest on the Notes, whether in cash, property or securities (other than Equivalent Notes) shall be received by the Trustee or the holders of the Notes before all Senior Debt is paid in full, or provision made as aforesaid for its payment, such payment or distribution shall be held in trust for the ratable benefit of and shall be ratably paid over or delivered to the holders of Senior Debt remaining unpaid or unprovided for or their Representatives, as provided in the foregoing subparagraph (b), for application to the payment of all principal of, and premium, if any, and interest on, such Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Debt.


                  Subject  to  the  payment  in  full  of  all  Senior  Debt  or provisions being made as aforesaid for its payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Corporation payable or distributable to the holders of the Senior Debt, until the Maturity Payment Amount of and interest on the Notes shall be paid in full. No payment or distribution to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Article XI, and no payment over or delivery pursuant to the provisions of this Article XI to the holders of the Senior Debt or their Representatives by the Trustee or the Holders of the Notes, shall, as between the Corporation, its creditors other than the holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Corporation to or on account of the Senior Debt, and no payments or distributions to the Trustee or the Holders of the Notes of cash, property or securities payable or distributable to the holders of the Senior Debt, to which the Trustee or the Holders of the Notes shall become entitled pursuant to the provisions of the preceding sentence, shall, as between the Corporation, its creditors other than the holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Company to the Holders of or on account of the Notes. Upon any distribution of assets or securities of the Corporation referred to in this Article XI, the Trustee, subject to the provision of Article VII, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

                  SECTION 11.04. Default on Senior Debt. Subject to the provisions of Section 11.05 hereof, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on or other monetary obligation with respect to, any Senior Debt beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing, then, unless and until such event of default or default shall have been cured or waived or shall have ceased to exist, no payment of Maturity Payment Amount or interest shall be made by the Corporation with respect to the Notes. Nothing contained in this Article XI or elsewhere in this Indenture, or in any of the Notes, shall, however, (a) prevent the Corporation from setting aside in trust as provided in
Section 2.04 or depositing with the Trustee or any paying agent, at any time, except during the pendency of any of the proceedings or upon the happening of any of the events referred to in the first paragraph of Section 11.03, or during the continuation of any such default or event of default (not cured or waived), moneys for the payment of the Maturity Payment Amount of or interest on the Notes, or (b) prevent the application by the Trustee or any paying agent of any moneys deposited with it hereunder by the Corporation to the payment of or on account of the Maturity Payment Amount of or interest on the Notes, if, at the time of such deposit, the Trustee or such paying agent, as the case may be, did not have written notice of any event prohibiting the making of such deposit by the Corporation.

                  The Corporation shall give prompt written notice to the Trustee of any facts which would prohibit the making of any payment of moneys to or by the Trustee, including any dissolution, winding up, liquidation or reorganization of the Corporation within the meaning of this Article XI. Anything in this Article XI or elsewhere in this Indenture contained to the contrary notwithstanding, the Trustee shall not be charged with knowledge of the existence of any Senior Debt or of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received notice in writing to that effect signed by an officer of the Corporation or by a holder of Senior Debt who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder, or by a Representative of Senior Debt.

                  SECTION 11.05. Disputes with Holders of Certain Senior Debt. Any failure by the Corporation to make any payment on or perform any other obligation under Senior Debt, other than any indebtedness incurred by the Corporation or assumed or guaranteed, directly or indirectly, by the Corporation for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation in which the provisions of this Section 11.05 shall have been waived by the Corporation in the instrument or instruments by which the Corporation incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 11.04 hereof for so long as (i) the Corporation shall be disputing its obligation to make such payment or perform such obligation and (ii) either
(A) such dispute shall not have resulted in a judgment against the Corporation or the applicable Subsidiary that shall have remained undischarged or unbonded and have remained in force for more than the applicable appeal period or (B) in the event of such a judgment, the Corporation or the applicable Subsidiary shall in good faith be prosecuting an appeal or other proceeding for review and upon which a stay of execution shall have been obtained pending such appeal or review.

                  SECTION 11.06. Acceleration of Notes. If an Event of Default shall have occurred and be continuing, the Trustee or the Holder of the Notes electing to accelerate the Notes pursuant to Section 6.02 shall give the Representatives of the Senior Debt five days' prior written notice before accelerating the Notes, which notice shall state that it is a "Notice of Intent to Accelerate"; provided, however, that the Trustee or such Holders may so accelerate the Notes immediately without such notice if at such time payment of any Senior Debt shall have been accelerated. If payment of the Notes is accelerated because of an Event of Default, the
Corporation shall promptly notify holders of Senior Debt (or their Representatives) of the acceleration.

                  SECTION 11.07. When Distribution Must Be Paid Over. If a distribution is made to Noteholders that because of this Article XI should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

                  SECTION 11.08. Relative Rights. This Article XI defines the relative rights of Noteholders and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Corporation and Noteholders the obligation of the Corporation, which is absolute and unconditional, to pay the Maturity Payment Amount of and interest on the Notes in accordance with their terms;

                  (2) affect the relative rights of Noteholders and creditors of the Corporation other than holders of Senior Debt; or

                  (3)  subject  to Section  11.06,  prevent  the  Trustee or any
         Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Noteholders.

                  If the Corporation fails because of this Article XI to pay the Maturity Payment Amount of or interest on a Note on the due date, the failure is still a Default.

                  SECTION 11.09. Subordination May Not Be Impaired by Corporation. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Corporation or by its failure to comply with this Indenture.

                  SECTION 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  SECTION 11.11. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Notes until it receives notice satisfactory to it that payments may not be made under this Article. The Corporation, the Registrar or coregistrar, the Paying Agent, the Exchange Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that if an issue of Senior Debt has a Representative, only the Representative may give the notice on behalf of the holders of Senior Debt.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and coregistrar, the Paying Agent and the Exchange Agent may do the same with like rights.


                  SECTION 11.12. Notice to Trustee. The Corporation shall give prompt written notice to a Trust Officer at the address of the Trustee determined pursuant to Section 12.02 of any fact known to the Corporation which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Corporation or a holder of Senior Debt or from any trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the Maturity Payment Amount of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Day period.

                  SECTION 11.13. Trustee Not a Fiduciary. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Noteholders or the Corporation or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XI or otherwise.


                                  ARTICLE XII

                                 Miscellaneous

                  SECTION 12.0l. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.


                  SECTION 12.02.  Notices.  Any notice or
communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

                  (i) if to the Corporation:

                           Time Warner Inc.
                           75 Rockefeller Plaza
                           New York, New York 10019
                          Attention of General Counsel

                (ii) if to the Trustee:

                           [Chemical Bank
                       450 West 33rd Street (15th Floor)
                            New York, New York 10001
                  Attention of Corporate Trust Administration]

                  The  Corporation  or the  Trustee  by  notice to the other may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

                  Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar with a copy to the Trustee and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA ss. 312(b) or any successor provision thereto with other Noteholders with respect to their rights under this Indenture or the Notes. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c) or any successor provision thereto.

                  SECTION 12.04. Certificate and Opinions as to Conditions Precedent. Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the
Trustee:


                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.05. Statements Required in Certificate or Opinion. Unless otherwise provided herein, each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  SECTION 12.06. When Treasury Notes Disregarded. In determining whether the Holders of the required stated principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Corporation or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.




                  SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders, including, without limitation, the setting of a record date for the taking of any such action as set forth in Section 9.02. The Registrar, the Paying Agent or the Exchange Agent may make reasonable rules for its functions.

                  SECTION 12.08. Payment Date. Unless otherwise specified herein, if a payment date is not a Business Day at a place of payment, payment shall be made at that place on the next succeeding day that is a Business Day; and no interest shall accrue for the intervening period.

                  SECTION 12.09.  Governing Law.  The laws of the
State of New York shall govern this Indenture and the Notes.

                  SECTION 12.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or a Subsidiary of the Corporation. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 12.11. No Recourse Against Others. All liability described in Section 15 of the Notes of any director, officer, employee or stockholder, as such, of the Corporation is waived and released.

                  SECTION 12.12.  Successors.  All agreements of the
Corporation in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 12.13.  Duplicate Originals.  The parties
may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.


                                        TIME WARNER INC.,

                                           by
                                              -----------------------------
                                              Name:
                                              Title:
[Seal]

Attest:


- -------------------------------
Title:  Assistant
        Secretary


                                        [CHEMICAL BANK],


                                           by
                                              -----------------------------
                                              Name:
                                              Title:
[Seal]

Attest:


- ------------------------------
Title:  Trust Officer


                                                                       EXHIBIT A








                             [FORM OF FACE OF NOTE]


No.                                  $


                                TIME WARNER INC.

                 [ ]% Subordinated Notes due December 23, 1997


                  Time Warner Inc., a Delaware corporation, or any successor under the Indenture referred to on the reverse hereof promises to pay to [ ] or registered assigns, in respect of each Minimum Denomination of this Note an amount equal to the lesser of (a) $54.41 and (b) the Exchange Valuation Price on the Trading Day immediately preceding December 17, 1997, on December 23, 1997. See Section 7, "Subordination", on the other side of this Note. This Note has a stated principal amount of $[ ].

   Interest Payment Dates:  March 30, June 30,
                            September 30 and December 30

      Record Dates:    March 15, June 15, September 15 and
                       December 15

                  Additional provisions of this Note are set forth on the other side of this Note.

Dated:
                                         TIME WARNER INC.,

                                            by --------------------------
                                                        President

                                            by --------------------------
                                                        Secretary

[CHEMICAL BANK], as Trustee,
certifies that this is one
of the Notes referred
to in the Indenture.

by
  --------------------------
      Authorized Signature

[Seal]

                         [FORM OF REVERSE SIDE OF Note]

                                TIME WARNER INC.

                  [ ]% Subordinated Note due December 23, 1997

                  1. Interest. Time Warner Inc., a Delaware corporation (such corporation or any successor pursuant to the Indenture referred to below being called the "Corporation"), promises to pay interest on the stated principal amount of this Note, at the rate per annum shown above (or $[ ] per annum, which is equivalent to the annual distribution payments that are due with respect to the Preferred Securities). The Corporation will pay interest quarterly on March 30, June 30, September 30 and December 30 of each year. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June , 1995. Interest will be computed on the basis of a 360-day year of 12 30-day months.

                  2. Method of Payment. The Corporation will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on March 15, June 15, September 15 or December 15 next preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect payments of Maturity Payment Amounts. The Corporation will pay Maturity Payment Amounts and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay Maturity Amount Payments and interest by check payable in such money. It may mail an interest check to a holder's registered address.

                  3. Paying Agent and Registrar. Initially, [Chemical Bank, a New York banking corporation] (the "Trustee"), will act as Paying Agent and Registrar. The Corporation may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

                  4. Indenture. The Corporation issued the Notes under an Indenture dated as of June , 1995 (the "Indenture"), between the Corporation and the Trustee. The terms of the Notes include those stated herein and in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa- 77bbbb) (the "Trust Indenture Act") as in effect from time to time. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. Capitalized terms used but not defined in this Note have the meanings ascribed to them in the Indenture.

                  5. Redemption. The Corporation may, at its sole option, redeem at any time or from time to time all or any part of the outstanding Notes at the Optional Redemption Price together in each case with an amount equal to accrued and unpaid interest to the Optional Redemption Date.

                  If, at any time, a Special Event shall occur and be continuing, the Corporation may elect, within 90 days following the occurrence of such Special Event, (a) to redeem all of the outstanding Notes at the Special Event Redemption Price, together with an amount equal to accrued and unpaid interest to the Special Event Redemption Date, (b) in the case of a Tax Event, not to redeem the Notes but to indemnify the Trust for all taxes payable by it as a result of such Tax Event; or (c) to cause the Notes held by the Property Trustee to be distributed to the Holders of the Preferred Securities and Common Securities on a pro rata basis in liquidation of such holders' interest in the Trust.

                  If a Note Redemption Notice for any such optional redemption or special event redemption shall have been given as provided in Section 3.03 of the Indenture, interest on the Notes called for redemption shall cease to accrue, such Notes shall no longer be deemed to be outstanding, and all rights of the Holders thereof (except the right to receive from the Corporation the Redemption Price without interest) shall cease (including any right to receive interest otherwise payable on any interest payment date that would have occurred after the Redemption Date) from and after the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price). Upon surrender (in accordance with the Note Redemption Notice) of the certificate or certificates for any Notes to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the Note Redemption Notice shall so state), such Notes shall be redeemed by the Corporation at the applicable Redemption Price. In case fewer than all the Notes represented by any such certificates are to be redeemed a new certificate shall be issued representing the unredeemed Notes without cost to the holder thereof. Subject to applicable escheat laws, any moneys set aside by the Corporation and unclaimed at the end of one year from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such Notes so called for redemption shall look only to the general funds of the Corporation for the payment of the Redemption Price without interest.

                  6. Exchange Right. The Corporation shall have the right in respect of the maturity or any redemption of the Notes, exercisable upon notice to the Holders of the Notes in accordance with the Indenture, to require the Holders to exchange their Notes, in whole or in part, for shares of Hasbro Common Stock or other Exchange Property. Initially, the Exchange Rate for each Minimum Denomination of Notes is one share of Hasbro Common Stock, subject to certain antidilution adjustments as set forth in the Indenture.

                  7. Subordination. The Notes are subordinated to Senior Debt (as defined in Section 11.02 of the Indenture). To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Corporation agrees, and each Noteholder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

                  8.  Denominations;   Transfer;  Exchange.  The  Notes  are  in
registered  form  without  coupons  in   denominations   equal  to  the  Minimum
Denomination and whole multiples of the Minimum Denomination. A holder may transfer or exchange Notes only in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any securities selected for redemption, except that, where the applicable Note Redemption Notice states that a Note is to be redeemed in part, the portion of the Note not to be redeemed may be transferred. Also, the Registrar need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or before an interest payment.

                  9. Persons Deemed Owners. The registered holder of this Note may be treated as the owner of it for all purposes.

                10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Corporation at its request; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once in a newspaper of general circulation in The City of New York and will mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Corporation. After payment to the Corporation, Noteholders entitled to the money must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another person.

                11. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of a majority in stated principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the written consent of the holders of a majority in stated principal amount of the Notes. Without the consent of any Noteholder, the Corporation may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Notes, or to make any change that does not materially adversely affect the rights of any Noteholder. Without the consent of any Noteholder, the Trustee may waive compliance with any provisions of the Indenture or the Notes if the waiver does not materially adversely affect the rights of any Noteholder.

                  12.  Successor  Corporation.   When  a  successor  corporation
assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

                  13. Defaults and Remedies. Each of the following is an Event of Default: default for 60 days in payment of any interest on the Notes; default for a period of five days in payment of the Maturity Payment Amount of the Notes; failure by the Corporation for 90 days after notice to it by the Trustee or the holders of at least 25% in stated principal amount of the Notes to comply with any of its other agreements or covenants in the Indenture or the Notes;

and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 40% in stated principal amount of the Notes may declare the Maturity Payment Amount of and accrued interest on all the Notes to be due and payable immediately. Upon payment of such amounts, all of the Corporation's obligations hereunder shall terminate. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in stated principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

                  14. Trustee Dealings with the Corporation. [Chemical Bank, a New York banking corporation], the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Corporation or its affiliates and may otherwise deal with the Corporation or its affiliates with the same rights it would have if it were not Trustee.

                  15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                  16. Authentication. This Note shall not be valid until the Trustee signs the certification of authentication on the other side of this Note.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U G M A ( = Uniform Gifts to Minors Act).

                  The Corporation will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:
Time Warner Inc., 75 Rockefeller Plaza, New York, N.Y. 10019, Attention of Corporate Secretary.